Exhibit 99.1

                         CONSENT SOLICITATION STATEMENT

                                  July 30, 2003


                              CONGOLEUM CORPORATION

  Solicitation of Consents to Amend Certain Provisions of the Indenture for its
                          8-5/8% Senior Notes Due 2008
                   ($100,000,000 principal amount outstanding)

      Congoleum Corporation (the "Company") is soliciting, with regard to its 8-5/8% Senior Notes Due 2008 (the "Notes"), the consents (the "Consent Solicitation") of Holders (as hereinafter defined) to certain amendments (the "Proposed Amendments") to the indenture governing the Notes, as supplemented by the First Supplemental Indenture, dated as of March 28, 2003 (the Indenture as supplemented being hereafter referred to as the "Indenture"), under which Wachovia Bank National Association (as successor to First Union National Bank) is trustee (the "Trustee").

      The solicitation is being made upon the terms and is subject to the conditions set forth in this Consent Solicitation Statement and in the accompanying Consent Form. Adoption of the Proposed Amendments to the Indenture requires the consent of Holders representing a majority of the aggregate principal amount of the outstanding Notes.

      In March 2003, the Company solicited the consent of the holders of the Notes to certain proposed amendments to the Indenture to expressly provide the Company with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs, and soliciting acceptances of and filing a pre-packaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"). One of the proposed amendments expressly provided that the Company, as part of a plan of reorganization, could issue a promissory note to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization, or otherwise be obligated to make payments with respect to a promissory note issued to that plan trust. That proposed amendment provided that any payments that could be paid by the Company with regard to any such promissory note could not exceed $1 million in the aggregate. A majority of the holders of the Notes consented to those proposed amendments, and the Company and the Trustee entered into a First Supplemental Indenture to the Indenture, adopting those proposed amendments.

      As a result of further negotiations, subsequent to the adoption of the First Supplemental Indenture, with counsel representing a majority of the plaintiffs with known personal injury asbestos claims pending against the Company and with the person selected by the Company and expected to be appointed in the Company's pre-packaged Chapter 11 plan of reorganization to represent the rights and interests of unknown future asbestos claimants who may assert personal injury asbestos claims after the confirmation of the Company's anticipated pre-packaged Chapter 11 plan of reorganization (the "Futures Representative"), it is expected that, in order to obtain sufficient asbestos claimant approval of the pre-packaged plan of reorganization and court approval of the plan, the Company will need to contribute a promissory note or notes to the trust established upon consummation of the Company's confirmed Chapter 11 plan of reorganization that will obligate the Company to make payments in excess of the amount expressly authorized by the Indenture. The Proposed Amendments would allow the Company to increase the principal amount of any promissory note or notes that could be issued by it to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization from the $1 million currently expressly allowed to an amount, together with any principal payments previously made by the Company on the promissory note or notes, not to exceed the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, based upon (subject to certain exceptions described below) the total number of shares of the Company's common stock outstanding as of such date multiplied by

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the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note or notes.

      The Company currently expects that it will issue a promissory note to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization for an aggregate principal amount of $2,738,234.75 and that the principal amount of that note would be increased as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization to an amount equal to the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization (calculated in the manner referenced in the prior paragraph), if that amount exceeds $2,738,234.75, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note. The Company further expects that the plan trust's rights to payment under the promissory note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments under the promissory note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      In addition, it is expected that, under the terms of any such note, American Biltrite Inc., the Company's controlling stockholder ("American Biltrite"), would have the right to prepay the note as well as cure defaults under the note. It is expected that the Company would be obligated to repay American Biltrite any amounts paid by American Biltrite with regard to any such note. In satisfaction of this repayment obligation, it is expected that the Company would issue a promissory note to American Biltrite which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments under such promissory note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility, and such repayment obligation is expected to be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization or other payee (other than American Biltrite) pursuant to any note issued by the Company to such plan trust.

      It is further expected that the Company's pre-packaged plan of reorganization would provide that if American Biltrite prepaid any such promissory note issued by the Company to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization and American Biltrite sold all or substantially all of the shares of the Company's stock that it held as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization during the three-year period following such date, it would be obligated to make a contribution to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization if the equity value of the Company implied by the price paid to American Biltrite for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, as determined in the manner referenced in the preceding paragraphs. In such instance, it is expected that the Company's pre-packaged plan of reorganization would obligate American Biltrite to pay to the trust established upon consummation of the Company's confirmed Chapter 11 plan of reorganization an amount equal to 50% of such excess amount. Under the expected terms of the Company's pre-packaged Chapter 11 plan of reorganization, the Company would be obligated to repay American Biltrite for any amounts paid by American Biltrite to the trust established upon consummation of the Company's confirmed Chapter 11 plan of reorganization pursuant to this obligation. In satisfaction of this repayment obligation, it is expected that the Company would issue a promissory note to American Biltrite in a principal amount equal to the


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

amount of any such payments made by American Biltrite, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      In addition to the potential contribution to be made by American Biltrite discussed in the prior paragraph, the Company expects that American Biltrite will make other contributions to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization, including a cash contribution and a pledge of all of the shares of the Company's common stock that it holds as well as certain rights it may have to receive payments or distributions from the Company or the plan trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization in return for receiving certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from personal injury asbestos claims that derive from asbestos claims relating to the Company. The Proposed Amendments would also amend the Indenture to reflect these potential contributions by American Biltrite.

      The Proposed Amendments would also expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's Chapter 11 plan of reorganization, including an agreement by American Biltrite to vote to support the plan.

      For more information regarding the expected terms of the promissory note that the Company expects to contribute to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization, the contributions expected to be made by American Biltrite to that plan trust as well as certain repayment obligations the Company is expected to owe American Biltrite, please refer to "Purpose of The Consent Solicitation Statement -- Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expected Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor Of American Biltrite" of this Consent Solicitation Statement.

      The Proposed Amendments are intended to enhance the likelihood that any solicitation of acceptances of asbestos plaintiffs and filing of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code providing for the resolution of the Company's current and future asbestos liabilities by the Company would be successful. See "Purpose of the Consent Solicitation" and "Description of the Proposed Amendments." The Company is seeking consents to all Proposed Amendments as a single proposal. A Consent Form purporting to consent to only some of the Proposed Amendments will not be valid.

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   This Consent Solicitation will expire at 3 p.m., New York City time on
   Friday, August 1, 2003, unless extended (such time as extended as provided herein, the "Expiration Date"). If the Requisite Consents (as hereinafter defined) have not been received by 3 p.m., New York City time, on the Expiration Date, the Company may, in its sole discretion, extend this Consent Solicitation from time-to-time for a specified period or on a daily basis until the Requisite Consents have been received.
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      A consent may be revoked by a Holder on the terms and conditions set forth herein at any time prior to, but will become irrevocable upon, the Trustee receiving consents pursuant to valid and properly executed and completed (and not validly revoked) Consent Forms of Holders as of July 25, 2003 (or such new record date as is established from time to time by the Company, the "Record Date") representing a majority in aggregate principal amount of the outstanding Notes consenting to the Proposed Amendments on or before the Expiration Date
(the "Requisite Consents"). The Proposed Amendments will become effective (1) after the Trustee has received the Requisite Consents and (2) upon execution and delivery by the Company and the Trustee of a Second Supplemental Indenture which embodies the Proposed Amendments (the "Second Supplemental Indenture"). The Company is under no obligation to execute and deliver the Second Supplemental


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

Indenture or to solicit acceptances of asbestos plaintiffs or file a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code for the purpose of resolving its current and future asbestos claims liabilities, and it may determine not to do so in its sole discretion.

      The Company intends to execute the Second Supplemental Indenture immediately upon becoming aware that the Trustee is in receipt of the Requisite Consents, which may be on or before the Expiration Date. No consent will be deemed to have been accepted until the Second Supplemental Indenture is executed and delivered by the Company and the Trustee. No consent may be revoked after the Trustee has received the Requisite Consents. See "The Consent Solicitation -- Revocation of Consents." No consent will be valid or effective after 90 days following the Record Date (unless the Proposed Amendments have become effective within that 90-day period). If the Proposed Amendments become effective, each Holder and any subsequent holder of the Notes will be bound by the Proposed Amendments, whether or not such Holder delivered a consent.

      The information contained in this Consent Solicitation Statement is based upon information provided solely by the Company. Neither the Consent Agent (as defined herein) nor the Trustee has independently verified or makes any representation or warranty, express or implied, or assumes any responsibility, for the accuracy or adequacy of the information contained herein.

      Each Holder is requested to read and carefully consider the information contained herein and to give its consent to the Proposed Amendments by properly completing and executing the accompanying Consent Form in accordance with the instructions set forth herein and therein.

      Subject to applicable law and the terms of the Indenture, the Company expressly reserves the right, in its sole discretion and regardless of whether the Trustee has received the Requisite Consents, at any time prior to the Expiration Date to (1) terminate the Consent Solicitation for any reason, (2) extend the Expiration Date or (3) amend the terms of the Consent Solicitation. See "The Consent Solicitation -- Expiration Date; Extensions; Amendment."

      Only Holders are eligible to consent to the Proposed Amendments. "Holders" means (1) those persons in whose name Notes were registered ("Registered Holders") as of the close of business on the Record Date on the Company's registration books for the Notes and (2) any other person who has been authorized by proxy or in any other manner acceptable to the Company (or any other person claiming title by or through such person) to vote the applicable Notes on behalf of such a Registered Holder. The Company reserves the right to establish at any time and from time to time by press release or written notice any new date as the Record Date for purposes of this Consent Solicitation.

      Holders who wish to consent must deliver their properly completed and executed Consent Form to the Trustee at the address set forth on the last page of this Consent Solicitation Statement and in the Consent Form in accordance with the instructions set forth herein and therein. Consents should not be delivered to the Company. However, the Company reserves the right to accept any consent received by it.

      Any beneficial owner of Notes who is not a Registered Holder of such Notes wishing to consent to the Proposed Amendments must either:

      (1) arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner;

      (2) obtain a legal proxy from the Holder or such Holder's assignee or nominee, properly execute that proxy and attach the proxy to a completed Consent Form, and deliver the Consent Form with the executed proxy to the Trustee at the address set forth on the last page of this Consent Solicitation Statement; or


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

      (3) obtain a prevalidated Consent Form from the Holder or such Holder's assignee or nominee, properly execute that Consent Form and deliver the Consent Form to the Trustee at the address set forth on the last page of this Consent Solicitation Statement.

      The transfer of a Note after the Record Date will not, on its own, have the effect of revoking any consent theretofore validly executed, completed and delivered by a person who was a Holder of the Note as of the Record Date. Each consent granted pursuant to a properly completed and executed Consent Form of a Holder is a continuing consent by such Holder and will be counted, notwithstanding any transfer of the Notes to which such Consent Form relates, unless the Holder has revoked the consent in accordance with the procedure for revoking consents described herein and in the Consent Form. Only a Holder may consent or revoke any consent previously granted by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to grant a consent to the Proposed Amendments or to revoke any consent previously granted by a Holder relating to the Notes held by the subsequent holder.

      For purposes of the Consent Solicitation, The Depository Trust Company ("DTC"), as nominee holder of Notes, will execute an omnibus proxy to authorize DTC participants ("DTC Participants") set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" shall be deemed to include the DTC Participants.

      No person has been authorized to give any information or make any representations in connection with this Consent Solicitation other than those contained or incorporated by reference herein or in the accompanying Consent Form and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trustee or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time after the date hereof.

      Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning this solicitation.

      Terms used in this document that are not otherwise defined herein have the meanings set forth in the Indenture.

      Under no circumstances should any person tender or deliver Notes.

                      ------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary......................................................................6
Purpose of The Consent Solicitation.........................................17
Description of The Proposed Amendments......................................23
The Consent Solicitation....................................................27
Certain U.S. Federal Income Tax Considerations..............................31
Miscellaneous...............................................................32
Available Information.......................................................32
Incorporation of Certain Documents by Reference.............................33


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

                                    SUMMARY

      The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement and is qualified in its entirety by the more detailed information contained elsewhere in this Consent Solicitation Statement (including the Annex hereto) or incorporated herein by reference. Descriptions in this Consent Solicitation Statement of the provisions of the Second Supplemental Indenture and the Indenture (including the First Supplemental Indenture) are summaries of the respective provisions. The provisions are incorporated herein by reference, and such summaries are qualified in their entirety by such reference. The Indenture (as in effect prior to the adoption of the First Supplemental Indenture) and First Supplemental Indenture have been previously filed with the Securities and Exchange Commission. Copies will be provided upon request made to the Trustee.

                       Purpose of the Consent Solicitation

      The purpose of the Consent Solicitation is to approve the Proposed Amendments. As described in more detail below, the Company has significant asbestos-related liabilities and expects to file a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code with the goal of resolving its current and future asbestos liabilities.

Background

      The Company is a manufacturer of resilient flooring, serving both residential and commercial markets. The Company was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co., which began in 1886. During its history, the Company (or its predecessors) at various times manufactured resilient tile and sheet flooring products that contained asbestos. The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.

      During 2002, the Company experienced a significant increase in the number of asbestos claims against it and a significant increase of its asbestos-related liabilities as a result of those increased number of claims, the increased amount of damages sought by plaintiffs and an increasing number of insolvent defendants. In addition, during 2002, the Company exhausted its primary insurance coverage. While the Company had previously purchased over $1 billion in insurance coverage in excess of the primary coverage, approximately 25% - 30% of that coverage was placed with carriers that are now insolvent. Furthermore, the solvent carriers that underwrote the balance of the coverage have disputed their coverage obligations for the Company's asbestos claims liability. The Company's dispute with its excess insurance carriers is the subject of ongoing coverage litigation. As a result, the Company was forced to fund all costs for defense and indemnity related to asbestos claims after its primary coverage had been exhausted. In light of this situation, the Company began exploring various strategic alternatives to deal with the asbestos situation.

The Company's Planned Settlement and Reorganization

      On January 13, 2003, the Company announced that it had begun preliminary settlement negotiations with attorneys it believed represented the majority of plaintiffs with asbestos claims pending against it, and that upon successful completion of those negotiations, it intended to seek confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. On March 31, 2003, the Company reached an agreement in principle with attorneys representing more than 75% of the known present claimants with asbestos claims pending against the Company.

      The agreement in principle contemplates a Chapter 11 reorganization seeking confirmation of a pre-packaged plan that would leave trade and other unsecured nonasbestos creditors, including the Holders with regard to the Notes, unimpaired and would resolve all pending and future asbestos claims against the Company, including any derivative liability of American Biltrite and the Company's distributors from claims asserted against the Company as may be afforded under section 524(g)(4). Approval of an asbestos channeling injunction under such a plan would require the supporting votes of at least 75% of the asbestos claimants with claims against the Company who vote on the plan.


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

Resolution of the Company's asbestos liability through a pre-packaged reorganization plan of the Company is subject to various other conditions as well, including approval by the bankruptcy court.

      In furtherance of the agreement in principle, on April 10, 2003, the Company entered into a settlement agreement with various asbestos claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into a trust agreement (the "Collateral Trust Agreement") which established a trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and a security agreement (the "Security Agreement") pursuant to which the Company granted the Collateral Trust a security interest in the Company's rights under its applicable insurance coverage and payments from its insurers for asbestos claims (the "Collateral").

      As contemplated by the Claimant Agreement, the Company may enter into settlement agreements with asbestos claimants prior to its commencement of its Chapter 11 reorganization case. The value of the settled claims pursuant to those settlements, and certain existing unfunded settlements already entered into between the Company and certain asbestos claimants, will be secured, fully or partially, as further provided by the Claimant Agreement, by the Collateral.

      The Company expects that, under the plan, a trust will be established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization (the "Plan Trust"). As contemplated by the Claimant Agreement and the Collateral Trust Agreement, upon consummation of the plan and establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust.

      On June 6, 2003, the Company executed amendments to the Claimant Agreement and the Collateral Trust Agreement, which amendments provided additional time for the parties to review and respond to information required to participate in the settlement. Pursuant to those amendments, the Company entered into a termination agreement which terminated the Security Agreement and entered into a new security agreement, the terms of which are materially similar to the terms of the Security Agreement.

      The Company expects that the Plan Trust would fund the settlement of all pending and future asbestos claims (including any claims contemplated by the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the bankruptcy court) and protect the Company from future asbestos-related litigation by channeling all asbestos claims (including any claims contemplated by the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the bankruptcy court) to the Plan Trust pursuant to Section 524(g) of the Bankruptcy Code. The Company further expects that its trade and other unsecured nonasbestos creditors, including the Holders with regard to the Notes, would be unimpaired under its pre-packaged Chapter 11 plan and that its trade creditors would be paid in the ordinary course of business. The Company's goal is to finalize negotiations of a pre-packaged Chapter 11 plan of reorganization and begin soliciting acceptances of asbestos plaintiffs for such plan by no later than August, 2003. If the requisite plan acceptances are received, the Company intends to commence its pre-packaged Chapter 11 case as soon as practicable after confirming that those acceptances have been received, and request court approval of the plan. The Company's goal is to commence its pre-packaged Chapter 11 case in September, 2003.

      The Company has understood that, as part of the Company's pre-packaged Chapter 11 plan of reorganization, American Biltrite's goal was to have all current and future asbestos claims that may be asserted against it channeled to the Plan Trust. At the present time, the Company's pre-packaged Chapter 11 plan of reorganization will not provide relief to American Biltrite for all asbestos claims that may be asserted against it and will not include an assignment of American Biltrite's insurance policies to the Plan Trust. American Biltrite has not abandoned its goal of obtaining that relief at a future time if circumstances change so that the Company and American Biltrite believe that American Biltrite could attain its desired channeling relief without posing significant risks to the success of the Company's plan or American Biltrite, its insurance coverage and its business. Both the Company and American Biltrite, however, presently believe that it is unlikely that American Biltrite will be successful in realizing its goal in this regard, and American Biltrite is not actively pursuing this goal at this time.


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      As previously discussed, under the expected terms of the Company's plan,
American Biltrite would receive certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from personal injury asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the Company and American Biltrite do not expect that any other asbestos claims that may be asserted against American Biltrite would be channeled to the Plan Trust. The Company and American Biltrite also expect that the contributions American Biltrite would make to the Plan Trust will differ from the contributions previously publicly disclosed that might be made by American Biltrite if it were to receive its desired relief. For more information regarding the expected terms of the promissory note that the Company expects to contribute to the Plan Trust, the contributions expected to be made by American Biltrite to the Plan Trust as well as certain repayment obligations the Company is expected to owe American Biltrite, please refer to "Purpose of The Consent Solicitation Statement - Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expect Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor of American Biltrite" of this Consent Solicitation Statement.

      While the Company believes its contemplated pre-packaged Chapter 11 plan of reorganization is feasible and in the best interest of all the Company's constituents, including the Holders with regard to the Notes, there are sufficient risks and uncertainties such that no assurances of the outcome can be given.

Proposed Federal Asbestos Liability Legislation

      The Senate Judiciary Committee of the United States Senate has proposed legislation that would establish a national trust to provide compensation to victims of asbestos-related injuries and channel all current and future asbestos-related personal injury claims to that trust. As currently proposed, this national trust would be primarily funded in equal parts by insurers and manufacturers. The legislative process regarding this proposed legislation is still continuing. Accordingly, the current terms of the proposed legislation may be subject to significant change, and there can be no assurance that any form of federal asbestos liability legislation will be enacted. Due to the uncertainties involved with the pending legislation, the Company does not know what effects any such legislation may have upon its business, operations or financial condition, or upon any plan of reorganization it may decide to pursue.

Reasons For Pursuing Amendments To The Indenture

      In March 2003, the Company solicited the consent of the holders of the Notes to certain proposed amendments to the Indenture to expressly provide the Company with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs, and soliciting acceptances of and filing a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. One of the proposed amendments expressly provided that the Company, as part of a plan of reorganization, could issue a promissory note to a trust established upon consummation of the Company's confirmed Chapter 11 reorganization, or otherwise be obligated to make payments with respect to a promissory note issued to that plan trust. That proposed amendment provided that any payments that could be paid by the Company with regard to any such promissory note could not exceed $1 million in the aggregate. A majority of the holders of the Notes consented to those proposed amendments, and the Company and the Trustee entered into a First Supplemental Indenture, adopting those proposed amendments.

      As a result of further negotiations, subsequent to the adoption of the First Supplemental Indenture, with counsel representing a majority of the plaintiffs with known personal injury asbestos claims pending against the Company and with the Futures Representative, it is expected that, in order to obtain sufficient asbestos claimant approval of the pre-packaged plan of reorganization and court approval of the plan, the Company will need to contribute a promissory note or notes to the Plan Trust that will obligate the Company to make payments in excess of the amount expressly authorized by the Indenture. The Proposed Amendments would allow the Company to increase the principal amount of any promissory note or notes that could be issued by it to the Plan Trust from the $1 million currently expressly allowed to an amount,


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

together with any principal payments previously made by the Company on the promissory note or notes, not to exceed the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, based upon (subject to certain exceptions described below) the total number of shares of the Company's common stock outstanding as of such date multiplied by the average of the closing trading prices of the Company's Class A common stock for the 90 consecutive trading days ending on the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note or notes.

      The Company currently expects that it will issue a promissory note to the Plan Trust for an aggregate principal amount of $2,738,234.75 and that the principal amount of that note would be increased as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization to an amount equal to the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization (calculated in the manner referenced in the prior paragraph), if that amount exceeds $2,738,234.75, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note. The Company further expects that the Plan Trust's rights to payment under the promissory note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments under the promissory note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      In addition, it is expected that, under the terms of any such note, American Biltrite, would have the right to prepay the note as well as cure defaults under the note. It is expected that the Company would be obligated to repay American Biltrite any amounts paid by American Biltrite with regard to any such note. In satisfaction of this repayment obligation, it is expected that the Company would issue a promissory note to American Biltrite which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments under such promissory note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility, and such repayment obligation is expected to be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust or other payee (other than American Biltrite) pursuant to any note issued by the Company to such plan trust.

      It is further expected that the Company's pre-packaged plan of reorganization would provide that if American Biltrite prepaid any such promissory note issued by the Company to the Plan Trust and American Biltrite sold all or substantially all of the shares of the Company's stock that it held as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization during the three-year period following such date, it would be obligated to make a contribution to the Plan Trust if the equity value of the Company implied by the price paid to American Biltrite for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, as determined in the manner referenced in the preceding paragraphs. In such instance, it is expected that the Company's pre-packaged plan of reorganization would obligate American Biltrite to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the expected terms of the Company's pre-packaged Chapter 11 plan of reorganization, the Company would be obligated to repay American Biltrite for any amounts paid by American Biltrite to the Plan Trust. In satisfaction of this repayment obligation, it is expected that the Company would issue a promissory note to American Biltrite in a principal amount equal to the amount of any such payments made by American Biltrite, plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note, which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      In addition to the potential contribution to be made by American Biltrite discussed in the prior paragraph, the Company expects that American Biltrite will make other contributions to the Plan Trust, including a cash contribution and a pledge of all of the shares of the Company's common stock and any other equity rights in the Company that it holds as well as certain rights it may have to receive payments or distributions from the Company or the Plan Trust in return for receiving certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from personal injury asbestos claims that derive from asbestos claims relating to the Company. The Proposed Amendments would also amend the Indenture to reflect these potential contributions by American Biltrite.

      The Proposed Amendments would also expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's Chapter 11 plan of reorganization, including an agreement by American Biltrite to vote to support the plan.

      For more information regarding the expected terms of the promissory note that the Company expects to contribute to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization, the contributions expected to be made by American Biltrite to that plan trust as well as certain repayment obligations the Company is expected to owe American Biltrite, please refer to "Purpose of The Consent Solicitation Statement -- Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expected Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor Of American Biltrite" of this Consent Solicitation Statement.

      The Company seeks the consent of the Holders to the Proposed Amendments in order to enhance the likelihood that any solicitation of acceptances of asbestos plaintiffs and filing of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code by the Company providing for the resolution of the Company's current and future asbestos liabilities would be successful.

                               Proposed Amendments

      The Proposed Amendments would amend the Indenture to increase the amount of any promissory note or notes previously expressly authorized under the Indenture which can be issued by the Company to the Plan Trust. In addition, the Proposed Amendments would expressly authorize the issuance of promissory notes to American Biltrite in repayment of any amounts paid by American Biltrite pursuant to any promissory note issued by the Company to the Plan Trust as well as for any amounts which American Biltrite may pay to the Plan Trust if it prepays any promissory note issued by the Company to the Plan Trust and sells all or substantially all of the shares of stock of the Company that it holds as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization at any time during the three-year period following such date, as expected to be required by the Company's plan of reorganization. The Proposed Amendments would further amend the Indenture to reflect certain possible contributions that may be made by American Biltrite to the Plan Trust and expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's plan of reorganization, including an agreement by American Biltrite to vote to support the plan. The Proposed Amendments would accomplish this by adopting some new definitions, amending an existing definition and amending the limitation on indebtedness covenant. You are advised to read the full and complete terms of the Form of Second Supplemental Indenture attached hereto as Annex A, and incorporated herein by reference, which contains the actual terms of the Proposed Amendments. The Company is unable to predict the effect, if any, that the Proposed Amendments would have on the market price of the Notes.

Proposed Adoption of New Definitions

      The Proposed Amendments would adopt the following new definitions in the
Indenture:

ABI Payment                         This term would be defined to mean any
                                    amount(s) paid by American Biltrite to the Plan Trust on account of a Disposition Event that occurs after the Principal Adjustment
                                    Date but prior to the third anniversary of the Principal Adjustment Date, which amount shall be equal to the product of 50% multiplied by the amount by which the Second
                                    Re-Measurement Value exceeds the greater of the Re-Measurement Value or $2,738,234.75.

Chapter 11 Case Effective Date      This term would be defined to mean the
                                    effective date of the Company's Chapter 11 plan of reorganization case.

Disposition Event                   This term would be defined to mean the sale
                                    or other disposition by American Biltrite of all or substantially all of the shares of common stock of the Company held by American
                                    Biltrite as of the Principal Adjustment Date to a third party.

Disposition Event Sales Proceeds    This term would be defined to mean the per
                                    share consideration to be paid to and
                                    received by American Biltrite pursuant to a Disposition Event for the shares of common stock of the Company held by American
                                    Biltrite and sold or to be sold or otherwise agreed to be disposed of by American
                                    Biltrite pursuant to such Disposition Event.

Plan Note                           This term would be defined to mean any
                                    promissory note or notes issuable or issued to (i) the Plan Trust by the Company and/or any affiliate of the Company or guaranteed by the Company, together with any interest paid or payable thereon, which meets the following conditions: (a) the aggregate principal amount that the Company may be obligated to make payments (whether as an obligor or guarantor), together with principal payments previously made by the Company with respect to any such note, shall not exceed the Plan Note Principal Ceiling
                                    Amount plus any accrued but unpaid interest or other amounts that may be added to such principal pursuant to the terms of the promissory note or notes and (b) the right of payment shall be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes, and (ii) American Biltrite by the Company in the amount of any payment made by American Biltrite pursuant to such promissory note or notes to the Plan Trust or any other payee thereunder, other than American Biltrite, together with any interest paid or payable thereon, plus any accrued but unpaid interest or other amounts that may be added to the principal of such note or notes pursuant to the terms of such note or notes, provided, that the right of payment shall be subordinate and subject in right of payment to the prior payment in full in cash of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes, and that the right of payment shall be subordinated and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust or other payee thereunder, other than American Biltrite, pursuant to the Plan
                                    Note.

Plan Note Principal Ceiling Amount  This term would be defined to mean the greater of (i) $2,738,234.75 or (ii)
                                    commencing on the Principal Adjustment Date, the Re-Measurement Value.

Plan Note Repayment Obligation      This term would be defined to mean the
                                    Company's obligation to repay American
                                    Biltrite for any ABI Payment made by
                                    American Biltrite, pursuant to which the Company shall issue a promissory note to American Biltrite in the amount of such ABI
                                    Payment plus any accrued but unpaid interest that may be added to such amount pursuant to the terms of such note, and which note shall be subordinate in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note pursuant to the terms of such note so long as no default or event of default has occurred or is continuing under the Indenture.

Principal Adjustment Date           This term would be defined to mean the later
                                    of (i) June 30, 2005 and (ii) the last
                                    Trading Day of the 90 consecutive Trading
                                    Day period commencing on the first
                                    anniversary of the Chapter 11 Case Effective
                                    Date.

Re-Measurement Value                This term would be defined to mean (subject
                                    to certain exceptions) the amount equal to the product of (i) 51% multiplied by (ii) the product of (a) the number of shares of common stock of the Company outstanding as of the close of business on the Principal
                                    Adjustment Date multiplied by the average trading prices per share of Class A common stock, par value $0.01 per share, of the Company at the close of trading for the 90 consecutive Trading Days commencing on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect).

Second Re-Measurement Value         This term would be defined to mean the
                                    amount equal to the product of (i) 51%
                                    multiplied by (ii) the product of (a) the number of shares of common stock of the Company outstanding as of immediately prior to the effective time of the Disposition
                                    Event multiplied by (b) the Disposition
                                    Event Sales Proceeds.

Trading Day                         This term would be defined to mean a day on
                                    which the principal national securities
                                    exchange on which the shares of the
                                    Company's common stock are listed or
                                    admitted to trading is open for the
                                    transaction of business or, if the shares of common stock are not listed or admitted to trading on any national securities exchange, a business day.

Proposed Amendments to Existing Definitions

      The Proposed Amendments would amend the existing definition of "Proposed Transaction" under the Indenture, as follows:

Proposed Transaction                This defined term would be amended to
                                    expressly authorize the issuances of a Plan
                                    Note to, and for purposes of funding, the plan trust (i.e., the trust established by the Company and/or any of its affiliates pursuant to sections 105(a) or 524(g) of the Bankruptcy Code upon consummation of a confirmed plan of reorganization under
                                    Chapter 11 of the Bankruptcy Code to assume present and future asbestos-related liabilities of the Company and its affiliates), or satisfying any repayment obligation of the Company owed to American
                                    Biltrite as a result of any payments made by American Biltrite to the Plan Trust or other payee (other than American Biltrite) pursuant to any Plan Note issued by the Company to the Plan Trust. This term would be further amended to reflect the possibility that American Biltrite will make contributions to that plan trust, including possible cash contributions and pledging of certain of its assets such as certain rights it may have to receive payments or distributions from the Company or that plan trust as collateral securing obligations relating to the Plan Note, and to expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's plan of reorganization, including an agreement by
                                    American Biltrite to vote to support the plan.

Proposed Amendment to the Limitation on Indebtedness Covenant

      The Proposed Amendments would amend the limitation on indebtedness covenant to expressly contemplate that the Company may subordinate certain rights of payment of American Biltrite under the Plan Note and under any note issued pursuant to the Plan Note Repayment Obligation to obligations owed pursuant to the Plan Note to the Plan Trust or other payee (other than American Biltrite). It is expected that the Plan Note will provide that any amounts that may be payable to American Biltrite pursuant to the Plan Note or the Plan Note Repayment Obligation would be subordinate and subject to the payment in full of all obligations owed to the Plan Trust under the Plan Note and all amounts owing and payable pursuant to the Notes. It is also expected that the Plan Note would provide an exception to this right of full subordination with regard to the Notes for interest payments under the Plan Note so long as no default or event of default has occurred or is continuing under the Indenture.

Indenture and Second Supplemental Indenture

      Holders are referred to the Form of Second Supplemental Indenture for the full and complete terms of the Proposed Amendments. The Form of Second Supplemental Indenture is attached hereto as Annex A and incorporated herein by reference. The Indenture (as in effect prior to the adoption of the First Supplemental Indenture) and the First Supplemental Indenture have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference. Copies of the Indenture (as in effect prior to the adoption of the First Supplemental Indenture) and the First Supplemental Indenture are available from the Trustee upon request.

                            The Consent Solicitation

Vote Required                       The Trustee must receive consents given
                                    pursuant to valid, completed and executed
                                    (and not validly revoked) Consent Forms of Holders representing a majority in aggregate principal amount of the outstanding Notes on or before the Expiration Date.

Acceptance of Consents              The Company may accept all consents given
                                    pursuant to valid and properly completed and executed Consent Forms received by the Trustee (and not validly revoked) on or before 3 p.m., New York City time, on Friday, August 1, 2003. If the Requisite
                                    Consents are not received by this time, the Company may extend the Consent Solicitation and the Trustee will continue to accept
                                    Consent Forms. The Company may, however, elect at any time to terminate the Consent
                                    Solicitation.

Procedure for Consents              Consent Forms, to be effective, must be
                                    properly completed and executed in
                                    accordance with the instructions contained herein and in the accompanying Consent Form.
                                    No consent will be valid or effective after 90 days following the Record Date (unless the Proposed Amendments have become effective within that 90-day period).

Who May Consent                     Only Holders of record as of Friday, July
                                    25, 2003, or duly authorized agents of such Holders, are entitled to consent. The
                                    Company reserves the right to establish from time to time by press release or written notice a new Record Date for determining the Holders entitled to consent in this solicitation.

Revocations of Consents             Consents may be revoked at any time prior to
                                    the Trustee receiving the Requisite
                                    Consents. Any Holder desiring to revoke a consent must file with the Trustee a written revocation of such consent before the Trustee receives the Requisite Consents.
                                    Only a Holder may validly revoke any consent previously granted by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to revoke any consent previously granted by a Holder relating to the Notes held by the subsequent holder.

Effectiveness of Proposed
Amendments                          The Proposed Amendments will become
                                    effective (1) after the Trustee has received valid and properly executed and completed
                                    (and not validly revoked) Consent Forms of Holders representing a majority in aggregate principal amount of the outstanding Notes consenting to the Proposed Amendments on or prior to the Expiration Date and (2) upon execution and delivery of the Second
                                    Supplemental Indenture by the Company and the Trustee. The Company is under no obligation to execute and deliver the Second
                                    Supplemental Indenture or to solicit
                                    acceptances of asbestos plaintiffs or file a pre-packaged plan of reorganization under
                                    Chapter 11 of the Bankruptcy Code for the purpose of resolving its current and future asbestos claims liabilities, and may determine not to do so in its sole discretion.

Delivery of Consents                Executed Consent Forms should be
                                    sent to the Trustee as follows:

                                    By Mail (first-class postage prepaid) or Hand or Overnight Delivery:

                                    Wachovia Bank, N.A.
                                    c/o Greenberg Traurig, LLP
                                    2700 Two Commerce Square
                                    Philadelphia, PA 19103
                                    Attention: Rick L. Frimmer

                                    By Facsimile Transmissions:

                                    (215) 717-5240
                                    Attention: Rick L. Frimmer
                                    (Originally executed consents should follow)
                                    Confirm by Telephone:
                                    (215) 988-7813

                                    Consent Forms should not be delivered
                                    directly to the Company. In no event should a Holder tender or deliver his, her or its Notes.

Information                         Requests for additional copies of this
                                    Consent Solicitation Statement and the
                                    Consent Form and other related documents should be directed to the Consent Agent:

                                    The Altman Group, Inc.
                                    60 East 42nd Street
                                    New York, New York 10165
                                    Attention: Herb Slatin

                                    Telephone:
                                    (212) 681-9600

                      PURPOSE OF THE CONSENT SOLICITATION

      The purpose of the Consent Solicitation is to approve the Proposed Amendments. As described in more detail below, the Company has significant asbestos-related liabilities and expects to file a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code with the goal of resolving its current and future asbestos liabilities.

Background

      The Company is a manufacturer of resilient flooring, serving both residential and commercial markets. The Company was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co., which began in 1886. During its history, the Company (or its predecessors) at various times manufactured resilient tile and sheet flooring products that contained asbestos. The Company discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974.

      During 2002, the Company experienced a significant increase in the number of asbestos claims against it and a significant increase of its asbestos-related liabilities as a result of those increased number of claims, the increased amount of damages sought by plaintiffs and an increasing number of insolvent defendants. In addition, during 2002, the Company exhausted its primary insurance coverage. While the Company had previously purchased over $1 billion in insurance coverage in excess of the primary coverage, approximately 25% - 30% of that coverage was placed with carriers that are now insolvent. Furthermore, the solvent carriers that underwrote the balance of the coverage have disputed their coverage obligations for the Company's asbestos claims liability. The Company's dispute with its excess insurance carriers is the subject of ongoing coverage litigation. As a result, the Company was forced to fund all costs for defense and indemnity related to asbestos claims after its primary coverage had been exhausted. In light of this situation, the Company began exploring various strategic alternatives to deal with the asbestos situation.

Pending Asbestos Claims

      The Company has been served notice that it is one of many defendants in approximately 18,394 pending lawsuits (including workers' compensation cases) involving approximately 90,949 individuals as of June 30, 2003, alleging personal injury or death from exposure to asbestos or asbestos-containing products. There were approximately 16,156 lawsuits as of December 31, 2002 that involved approximately 56,567 individuals. In addition, the Company has been advised by a number of attorneys representing plaintiffs that they have filed claims against the Company for which notice has not yet been served or which have been added by amendments to existing complaints. While the Company cannot presently determine how many additional such claimants there may be, the Company has been advised by plaintiffs' counsel of over 10,000 additional filed claimants, for which the Company has not yet been served.

The Company's Planned Settlement and Reorganization

      On January 13, 2003, the Company announced that it had begun preliminary settlement negotiations with attorneys it believed represented the majority of plaintiffs with asbestos claims pending against it, and that upon successful completion of those negotiations, it intended to seek confirmation of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. On March 31, 2003, the Company reached an agreement in principle with attorneys representing more than 75% of the known present claimants with asbestos claims pending against the Company.

      The agreement in principle contemplates a Chapter 11 reorganization seeking confirmation of a pre-packaged plan that would leave trade and other unsecured nonasbestos creditors, including the Holders with regard to the Notes, unimpaired and would resolve all pending and future asbestos claims against the Company, including any derivative liability of American Biltrite and the Company's distributors from claims asserted against the Company as may be afforded under section 524(g)(4) of the Bankruptcy Code. Approval of an asbestos channeling injunction under such a plan would require the supporting votes of at least 75% of the asbestos claimants with claims against the Company who vote on the plan. Resolution of the Company's asbestos liability through a pre-packaged reorganization plan of the Company is subject to various other conditions as well, including approval by the bankruptcy court.

      In furtherance of the agreement in principle, on April 10, 2003, the Company entered into a settlement agreement with various asbestos claimants (the "Claimant Agreement"). As contemplated by the Claimant Agreement, the Company also entered into a trust agreement (the "Collateral Trust Agreement") which established a trust (the "Collateral Trust") to distribute funds in accordance with the terms of the Claimant Agreement and a security agreement (the "Security Agreement") pursuant to which the Company granted the Collateral Trust a security interest in the Company's rights under its applicable insurance coverage and payments from its insurers for asbestos claims (the "Collateral").

      The Claimant Agreement establishes a compensable disease valuation matrix (the "Matrix") and allows claimants who qualify and participate in the Claimant Agreement to settle their claim for the Matrix value secured in part (75%) by the security interest in the Collateral. The Collateral Trust Agreement provides for distribution of trust assets according to various requirements that give priority (subject to aggregate distribution limits) to participating claimants who had pre-existing unfunded settlement agreements ("pre-existing settlement agreements") with the Company and participating claimants who qualify for payment under unfunded settlement agreements entered into by the Company with plaintiffs that have asbestos claims pending against the Company and which claims are scheduled for trial after the effective date of the Claimant Agreement but prior to the commencement of the Company's anticipated pre-packaged Chapter 11 reorganization case ("trial-listed settlement agreements").

      Pursuant to the terms and conditions of the Claimant Agreement, the Company will settle claims pertaining to a pre-existing settlement agreement or trial-listed settlement agreement, which settled claims will be fully secured by the Collateral, and all other claims with claimants electing to participate on the terms and conditions of the Claimant Agreement, which settled claims will be partially secured by the Collateral in an amount equal to 75% of the settled value, with the remaining 25% of the settled value being unsecured. The Company expects that, under the plan, a trust will be established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization (the "Plan Trust"). As contemplated by the Claimant Agreement and the Collateral Trust Agreement, upon consummation of the plan and establishment of the Plan Trust, the assets in the Collateral Trust would be transferred to the Plan Trust. The Company expects that the Plan Trust would fund the settlement of all pending and future asbestos claims (including any claims contemplated by the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the bankruptcy court) and protect the Company from future asbestos-related litigation by channeling all asbestos claims (including any claims contemplated by the Claimant Agreement that are unsatisfied as of the confirmation of the plan of reorganization by the bankruptcy court) to the Plan Trust pursuant to Section 524(g) of the Bankruptcy Code.

      On June 6, 2003, the Company executed amendments to the Claimant Agreement and the Collateral Trust Agreement, which amendments provided additional time for the parties to review and respond to information required in order to participate in the settlement. Pursuant to those amendments, the Company entered into a termination agreement which terminated the Security Agreement and entered into a new security agreement, the terms of which are materially similar to the terms of the Security Agreement.

      The Company expects that its trade and other unsecured nonasbestos creditors, including the Holders with regard to the Notes, would be unimpaired under its pre-packaged Chapter 11 plan and that its trade creditors would be paid in the ordinary course of business. The Company's goal is to finalize negotiations of a pre-packaged plan of reorganization and begin soliciting acceptances of asbestos plaintiffs for such plan by no later than August, 2003. If the requisite plan acceptances are received, the Company intends to commence its pre-packaged Chapter 11 case as soon as practicable after confirming that those acceptances have been received, and request court approval of the plan. The Company's goal is to commence its pre-packaged Chapter 11 case in September, 2003.

      The Company has understood that, as part of the Company's pre-packaged Chapter 11 plan of reorganization, American Biltrite's goal was to have all current and future asbestos claims that may be asserted against it channeled to the Plan Trust. At the present time, the Company's pre-packaged Chapter 11 plan of reorganization will not provide relief to American Biltrite for all asbestos claims that may be asserted against it and will not include an assignment of American Biltrite's insurance policies to the Plan Trust. American Biltrite has not abandoned its goal of obtaining that relief at a future time if circumstances change so that the Company and American Biltrite believe that American Biltrite could attain its desired channeling relief without posing significant risks to the success of the Company's plan or American Biltrite, its insurance coverage and its business. Both the Company and American Biltrite, however, presently believe that it is unlikely that American Biltrite will be successful in realizing its goal in this regard, and American Biltrite is not actively pursuing this goal at this time.

      As previously discussed, under the expected terms of the Company's plan, American Biltrite would receive certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from personal injury asbestos claims that derive from claims made against the Company, which claims are expected to be channeled to the Plan Trust. However, the Company and American Biltrite do not expect that any other asbestos claims that may be asserted against American Biltrite would be channeled to the Plan Trust. The Company and American Biltrite also expect that the contributions American Biltrite would make to the Plan Trust will differ from the contributions previously publicly disclosed that might be made by American Biltrite if it were to receive its desired relief. For more information regarding the expected terms of the promissory note that the Company expects to contribute to the Plan Trust, the contributions expected to be made by American Biltrite to the Plan Trust as well as certain repayment obligations the Company is expected to owe American Biltrite, please refer to "Purpose of The Consent Solicitation Statement - Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expect Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor Of American Biltrite" of this Consent Solicitation Statement.

      While the Company believes its contemplated pre-packaged Chapter 11 plan of reorganization is feasible and in the best interest of all the Company's constituents, including the Holders with regard to the Notes, there are sufficient risks and uncertainties such that no assurances of the outcome can be given.

      The costs to effect this pre-packaged plan of reorganization, consisting principally of legal and advisory fees and contributions to the Plan Trust, including one or more notes to be contributed to the Plan Trust by the Company and/or its affiliates, are expected to be approximately $21.3 million at a minimum. Of this estimated amount, the Company paid, during the six months ended June 30, 2003, $7.1 million for legal fees, indemnity settlements and reorganization costs related to asbestos litigation.

Proposed Federal Asbestos Liability Legislation

      The Senate Judiciary Committee of the United States Senate has proposed legislation that would establish a national trust to provide compensation to victims of asbestos-related injuries and channel all current and future asbestos-related personal injury claims to that trust. As currently proposed, this national trust would be primarily funded in equal parts by insurers and manufacturers. The legislative process regarding this proposed legislation is still continuing. Accordingly, the current terms of the proposed legislation may be subject to significant change, and there can be no assurance that any form of federal asbestos liability legislation will be enacted. Due to the uncertainties involved with the pending legislation, the Company does not know what effects any such legislation may have upon its business, operations or financial condition, or upon any plan of reorganization it may decide to pursue.

Reasons For Pursuing Amendments To The Indenture

      In March 2003, the Company solicited the consent of the holders of the Notes to certain proposed amendments to the Indenture to expressly provide the Company with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs, and soliciting acceptances of and filing a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code. One of the proposed amendments expressly provided that the Company, as part of a plan of reorganization, could issue a promissory note to the Plan Trust, or otherwise be obligated to make payments with respect to a promissory note issued the Plan Trust. That proposed amendment provided that the any payments that could be paid by the Company with regard to any such promissory note could not exceed $1 million in the aggregate. A majority of the holders of the Notes consented to those proposed amendments, and the Company and the Trustee entered into a First Supplemental Indenture, adopting those proposed amendments.

      As a result of further negotiations, subsequent to the adoption of the First Supplemental Indenture, with counsel representing a majority of the plaintiffs with known personal injury asbestos claims pending against the Company and with the Futures Representative, it is expected that, in order to obtain sufficient asbestos claimant approval of the pre-packaged plan of reorganization and court approval of the plan, the Company will need to contribute a promissory note or notes to the Plan Trust that will obligate the Company to make payments in excess of the amount expressly authorized by the Indenture.

      In addition, it is expected that American Biltrite will be authorized to prepay any such note issued by the Company to the Plan Trust and that it will have certain rights to cure defaults under the Note. Furthermore, it is expected that the Company's plan of reorganization will obligate American Biltrite to make additional contributions to the Plan Trust under certain circumstances. It is expected that the Company would be obligated to repay any amounts so paid by American Biltrite.

      The Company further expects that American Biltrite will make other contributions to the Plan Trust, including a cash contribution and a pledge of all of the shares of the Company's common stock and any other equity rights in the Company that it holds as well as certain rights it may have to receive payments or distributions from the Company or the Plan Trust in return for receiving certain relief as may be afforded under section 524(g)(4) of the Bankruptcy Code from personal injury asbestos claims that derive from asbestos claims relating to the Company. The Proposed Amendments would also amend the Indenture to reflect these potential contributions by American Biltrite.

      For more information regarding the expected terms of the promissory note that the Company expects to contribute to the trust established upon consummation of the Company's confirmed pre-packaged Chapter 11 plan of reorganization, the contributions expected to be made by American Biltrite to that plan trust as well as certain repayment obligations the Company is expected to owe American Biltrite, please refer to "Purpose of The Consent Solicitation Statement -- Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expected Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor Of American Biltrite" of this Consent Solicitation Statement.

      The Company seeks the consent of the Holders to the Proposed Amendments in order to enhance the likelihood that any solicitation of acceptances of asbestos plaintiffs and filing by the Company of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code providing for the resolution of the Company's current and future asbestos liabilities would be successful.

Expected Terms Of The Promissory Note To Be Contributed By The Company To The Plan Trust, Expected Contributions To Be Made By American Biltrite To The Plan Trust And Certain Repayment Obligations Of The Company In Favor Of American Biltrite

        The Company expects to issue a promissory note (the "Company Note") to the Plan Trust as part of the Company's anticipated pre-packaged Chapter 11 plan of reorganization. The Company expects that the principal amount of the Company Note will be originally in the amount of $2,738,234.75 (the "Original Principal Amount") and will be subject to increase as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed pre-packaged Chapter 11 plan of reorganization in an amount equal to the excess, if any, of the amount by which 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's confirmed pre-packaged Chapter 11 plan of reorganization exceeds the Original Principal Amount (the "Additional Principal Amount"), plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the Company Note. The Company expects that interest on outstanding principal of the Company Note will accrue at a rate of 9% per annum. The Company further expects that interest on the Original Principal Amount will accrue and be payable quarterly and that interest on the Additional Principal Amount will accrue quarterly and be added to the Additional Principal Amount as additional principal. The Company expects that upon the earlier of August 1, 2008 and the date that all of the Notes are repaid in full, interest on the then outstanding Additional Principal Amount will then accrue and be payable quarterly.

      The Company further expects that all principal on the Company Note then outstanding together with any accrued but unpaid interest will be payable in full on the tenth anniversary of the date of the Company Note, subject to the right of the Plan Trust to accelerate all amounts then owed on the Company Note following an uncured event of default under the Company Note. The Company expects that event of defaults under the Company Note would include the failure to pay interest and principal prior to the expiration of a 10-day grace period following the applicable due date, the occurrence of an event of default under the Indenture, the breach by the Company of any covenant or agreement contained in the Company Note which remains uncured 30 days following notice by the Plan Trust to the Company and American Biltrite of the breach and a material breach of the pledge agreement (the "ABI Pledge Agreement") by American Biltrite (which agreement is discussed below) which remains uncured 30 days following notice by the Plan Trust to American Biltrite and the Company of the breach. The Company expects that the terms of the Company Note would provide that, upon the occurrence of an event of default under the Company Note, the Company and American Biltrite would have 10 days from the date they receive notice that an event of default has occurred to cure the event of default. The Company further expects that the Company Note would provide that, if the event of default remains uncured after the 10-day cure period, the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon would become immediately due and payable if the event of default relates to an uncured event of default of the Indenture, and with regard to other events of default of the Company Note, the Plan Trust may, upon notice to the Company and American Biltrite, declare the aggregate outstanding principal amount of the Company Note together with any accrued but unpaid interest thereon to be immediately due and payable. The Company further expects that the Plan Trust's rights to payment under the Company Note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments under the Company Note are expected to be payable by the Company so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      The Company expects that, pursuant to the ABI Pledge Agreement, American Biltrite will pledge all of the shares of the Company's common stock that American Biltrite owns, together with any other equity interests and rights American Biltrite may own or hold in the Company, as of the date of the Company Note as collateral for the Company's obligations under the Company Note. In addition, the Company further understands that, as additional security under the Company Note, the Company Note, the ABI Pledge Agreement and the anticipated terms of the Company's pre-packaged Chapter 11 plan of reorganization would also provide that any amounts that the Plan Trust would be obligated to pay American Biltrite pursuant to any rights of indemnity that American Biltrite may have against the Plan Trust for asbestos-related claims pursuant to the Company's pre-packaged Chapter 11 plan of reorganization or a certain Joint Venture Agreement from 1992 that both the Company and American Biltrite were parties to (as amended, the "Joint Venture Agreement") will not be paid by the Plan Trust until after any amounts due and payable under the Company Note have been paid in full to the Plan Trust, and until such time, any such payments that would otherwise have been payable to American Biltrite pursuant to that right of indemnity, would be set aside by the Plan Trust and held in escrow by the Plan Trust for American Biltrite's benefit and pledged by American Biltrite as additional collateral securing the Company's obligations under the Company Note until released from such escrow and paid to American Biltrite, as further provided under the Company's anticipated pre-packaged Chapter 11 plan of reorganization, the Company Note and the ABI Pledge Agreement.

      The Company further expects that the Company Note, the ABI Pledge Agreement and the Company's pre-packaged Chapter 11 plan of reorganization would also provide that the Company would be prohibited from making any payments to American Biltrite pursuant to any rights of indemnity that American Biltrite may have against the Company for claims pursuant to the Joint Venture Agreement until after any amounts due and payable under the Company Note have been paid in full to the Plan Trust, and until such time, any such payments that would otherwise have been payable to American Biltrite pursuant to that right of indemnity, will be paid by the Company to the Plan Trust and the Plan Trust will set aside and hold in escrow such amounts for American Biltrite's benefit and American Biltrite will pledge such amounts as additional collateral securing the Company's obligations under the Company Note until paid to American Biltrite, as further provided under the Company's pre-packaged Chapter 11 plan of reorganization, the Company Note and the ABI Pledge Agreement.

      The Company expects that American Biltrite would be allowed to prepay the principal amount of the Company Note, in whole but not in part, without any penalty or premium at any time following the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization and that any interest that may have accrued but not yet been paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company expects that it would be obligated to repay American Biltrite for any amounts paid by American Biltrite pursuant to the Company Note, which repayment obligation would by evidenced by a promissory note or notes to be issued by the Company to American Biltrite. It is expected that any such note would have similar payment terms as those expected to be afforded to the Plan Trust with regard to the Company Note, which rights of repayment are expected to be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust with regard to the Company Note and with regard to amounts owing and payable pursuant to the Notes, except that the right of full subordination with regard to the Notes would contain an exception that would allow the Company to make regularly scheduled interest payments to American Biltrite pursuant to any such note so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      It is further expected that if American Biltrite prepaid the Company Note and American Biltrite sold all or substantially all of the shares of the Company's stock that it held as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization during the three-year period following such date, it would be obligated to make a contribution to the Plan Trust if the equity value of the Company implied by the price paid to American Biltrite for the shares of the Company's stock exceeded the greater of $2,738,234.75 or 51% of the Company's market capitalization as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization, as determined in the manner referenced in the preceding paragraphs. In such instance, it is expected that the Company's pre-packaged plan of reorganization would obligate American Biltrite to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the expected terms of the Company's pre-packaged Chapter 11 plan of reorganization, the Company would be obligated to repay American Biltrite for any amounts paid by American Biltrite to the trust established upon consummation of the Company's confirmed Chapter 11 plan of reorganization pursuant to this obligation. In satisfaction of this repayment obligation, it is expected that the Company would issue a promissory note to American Biltrite in a principal amount equal to the amount of any such payments made by American Biltrite plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes and the Company's credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the Indenture or the Company's credit facility.

      The Company further expects that the Plan Trust would be able to transfer the Company Note, in whole but not in part, at any time following the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization. Upon any transfer of the Company Note, the amounts pledged by American Biltrite and held in escrow by the Plan Trust for American Biltrite's benefit with regard to American Biltrite's indemnity rights discussed above, will be paid by the Plan Trust, first, to the Plan Trust in repayment of principal then outstanding on the Company Note together with any accrued but unpaid interest thereon and, second, any amounts remaining would be distributed by the Plan Trust to American Biltrite.

                     DESCRIPTION OF THE PROPOSED AMENDMENTS

      Set forth below is a brief description of the Proposed Amendments to the Indenture for which consents are being solicited hereby. The Company is unable to predict the effect, if any, that the Proposed Amendments would have on the market price of the Notes.

      The Proposed Amendments would amend the Indenture to increase the amount of any promissory note or notes previously expressly authorized under the Indenture which can be issued by the Company to the Plan Trust. In addition, the Proposed Amendments would expressly authorize the issuance of promissory notes to American Biltrite in repayment of any amounts paid by American Biltrite pursuant to any promissory note issued by the Company to the Plan Trust as well as for any amounts which American Biltrite may pay to the Plan Trust if it prepays any promissory note issued by the Company to the Plan Trust and sells all or substantially all of the shares of stock of the Company that it holds as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of the Company's pre-packaged Chapter 11 plan of reorganization at any time during the three-year period following such date, as expected to be required by the Company's plan of reorganization. The Proposed Amendments would further amend the Indenture to reflect certain possible contributions that may be made by American Biltrite to the Plan Trust and expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's plan of reorganization, including an agreement by American Biltrite to vote to support the plan. In addition, the Proposed Amendments would amend the Indenture to reflect certain possible contributions that may be made by American Biltrite to that trust. The Proposed Amendments would accomplish this by adopting some new definitions, amending an existing definition and amending the limitation on indebtedness covenant.

      The Proposed Amendments are intended to enhance the likelihood that any solicitation of acceptances of asbestos plaintiffs and filing of a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code providing for the resolution of the Company's current and future asbestos liabilities by the Company would be successful.

      You are advised to read the full and complete terms of the Form of Second Supplemental Indenture attached hereto as Annex A, and incorporated herein by reference, which contains the actual terms of the Proposed Amendments.

Proposed Adoption of New Definitions

      The Proposed Amendments contain the following new definitions: "ABI Payment," "Chapter 11 Case Effective Date," "Disposition Event," "Disposition Event Sales Proceeds," "Plan Note," "Plan Note Principal Ceiling Amount," "Plan Note Repayment Obligation," "Principal Adjustment Date," "Re-Measurement Value," "Second Re-Measurement Value" and "Trading Day." Each of these proposed new definitions is described below.

      ABI Payment

      This term would be defined to mean any amount(s) paid by American Biltrite to the Plan Trust on account of a Disposition Event that occurs after the Principal Adjustment Date but prior to the third anniversary of the Principal Adjustment Date, which amount shall be equal to the product of 50% multiplied by the amount by which the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value or $2,738,234.75.

      Chapter 11 Case Effective Date

      This term would be defined to mean the effective date of the Company's Chapter 11 plan of reorganization case.

      Disposition Event

      This term would be defined to mean the sale or other disposition by American Biltrite of all or substantially all of the shares of common stock of the Company held by American Biltrite as of the Principal Adjustment Date to a third party.

      Disposition Event Sales Proceeds

      This term would be defined to mean the per share consideration to be paid to and received by American Biltrite pursuant to a Disposition Event for the shares of common stock of the Company held by American Biltrite and sold or to be sold or otherwise agreed to be disposed of by American Biltrite pursuant to such Disposition Event. To the extent such consideration is in the form of cash, such consideration shall be valued at the cash value. To the extent such consideration is in the form of noncash consideration, the value of such noncash consideration shall be the value attributed to and implied by the terms of the definitive agreement or agreements that pertain to the consideration to be paid and received by American Biltrite for the shares of common stock of the Company held by American Biltrite and sold or to be sold or otherwise agreed to be disposed of by American Biltrite pursuant to such Disposition Event as of the execution and delivery of such agreement or agreements by the parties to such agreement or agreements.

      Plan Note

      This term would be defined to mean any promissory note or notes issuable or issued to (i) the Plan Trust by the Company and/or any affiliate of the Company or guaranteed by the Company, together with any interest paid or payable thereon, which meets the following conditions: (a) the aggregate principal amount that the Company may be obligated to make payments (whether as an obligor or guarantor), together with principal payments previously made by the Company with respect to any such note, shall not exceed the Plan Note Principal Ceiling Amount plus any accrued but unpaid interest or other amounts that may be added to such principal pursuant to the terms of the promissory note or notes and (b) the right of payment shall be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes, and (ii) American Biltrite by the Company in the amount of any payment made by American Biltrite pursuant to such promissory note or notes to the Plan Trust or any other payee thereunder, other than American Biltrite, together with any interest paid or payable thereon, plus any accrued but unpaid interest or other amounts that may be added to the principal of such note or notes pursuant to the terms of such note or notes, provided, that the right of payment shall be subordinate and subject in right of payment to the prior payment in full in cash of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note or notes pursuant to the terms of such note or notes, and that the right of payment shall be subordinated and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust or other payee thereunder, other than American Biltrite, pursuant to the Plan Note.

      Plan Note Principal Ceiling Amount

      This term would be defined to mean the greater of (i) $2,738,234.75 or
      (ii) commencing on the Principal Adjustment Date, the Re-Measurement
      Value.

      Plan Note Repayment Obligation

      This term would be defined to mean the Company's obligation to repay American Biltrite for any ABI Payment made by American Biltrite, pursuant to which the Company shall issue a promissory note to American Biltrite in the amount of such ABI Payment plus any accrued but unpaid interest or other amounts that may be added to such amount pursuant to the terms of such note, and which note shall be subordinate in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Notes, except that interest may be paid on the principal of such note pursuant to the terms of such note so long as no default or event of default has occurred or is continuing under the Indenture.

      Principal Adjustment Date

      This term would be defined to mean the later of (i) June 30, 2005 and (ii) the last Trading Day of the 90 consecutive Trading Day period commencing on the first anniversary of the Chapter 11 Case Effective Date.

      Re-Measurement Value

      This term would be defined to mean the amount equal to the product of (i) 51% multiplied by (ii) the product of (a) the number of shares of common stock of the Company outstanding as of the close of business on the Principal Adjustment Date times the average trading prices per share of Class A common stock, par value $0.01 per share, of the Company (or such other class of common stock of the Company that has been registered under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, and is listed for trading on a national securities exchange in the United States, if the Class A common stock is not so registered and listed) at the close of trading for the 90 consecutive Trading Days ending on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect); provided, however, that if none of the Company's common stock is listed for trading on a national securities exchange in the United States for the relevant measurement period, the Re-Measurement Value shall equal the product of 51% multiplied by the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, per share of Class A common stock, par value $0.01 per share, of the Company (or such other class of common stock of the Company that is so reported, if such Class A common stock is not so reported) for each Trading Day over the 90 consecutive Trading Day period ending on the Principal Adjustment Date (as adjusted for any stock dividends, splits or combinations, or transactions of similar effect), or if none of the Company's common stock is so reported for the relevant measurement period, the Re-Measurement Value shall equal the product of 51% multiplied by the equity valuation of the Company as of the Principal Adjustment Date, as determined by the Board of Directors of the Company in good faith.

      Second Re-Measurement Value

      This term would be defined to mean the amount equal to the product of (i) 51% multiplied by (ii) the product of (a) the number of shares of common stock of the Company outstanding as of immediately prior to the effective time of the Disposition Event multiplied by (b) the Disposition Event Sales Proceeds.

      Trading Day

      The term "Trading Day" would be defined to mean a day on which the principal national securities exchange on which the shares of the Company's common stock are listed or admitted to trading is open for the transaction of business or, if the shares of common stock are not listed or admitted to trading on any national securities exchange, a business day.

Proposed Amendments to Existing Definitions

      The Proposed Amendments would amend the existing definition of "Proposed Transaction" under the Indenture, as described below.

      Proposed Transaction

      This defined term would be amended to expressly authorize the issuance of a Plan Note to, and for the purposes of funding the plan trust (i.e., the trust established by the Company and/or any of its affiliates pursuant to sections 105(a) and 524(g) of the Bankruptcy Code upon consummation of a confirmed plan of reorganization under Chapter 11 of the Bankruptcy Code to assume present and future asbestos-related liabilities of the Company and its affiliates) or satisfying any repayment obligation of the Company owed to American Biltrite as a result of any payments made by American Biltrite to the Plan Trust or other payee (other than American Biltrite) pursuant to any Plan Note issued by the Company to the Plan Trust. This term would be further amended to reflect the possibility that American Biltrite will make contributions to that plan trust, including possible cash contributions and pledging of certain of its assets such as certain rights it may have to receive payments or distributions from the Company or that plan trust as collateral securing obligations relating to the Plan Note, and to expressly authorize an agreement between the Company and American Biltrite with regard to the treatment of certain of its claims and other matters relating to the Company's plan of reorganization, including an agreement by American Biltrite to vote to support the plan.

Proposed Amendment to the Limitation on Indebtedness Covenant

      The Proposed Amendments would amend the limitation on indebtedness covenant to expressly contemplate that the Company may subordinate certain rights of payment of American Biltrite under the Plan Note and under any note issued pursuant to the Plan Note Repayment Obligation to obligations owed pursuant to the Plan Note to the Plan Trust or other payee (other than American Biltrite). It is expected that the Plan Note will provide that any amounts that may be payable to American Biltrite pursuant to the Plan Note or the Plan Note Repayment Obligation would be subordinate and subject to the payment in full of all obligations owed to the Plan Trust under the Plan Note and all amounts owing and payable pursuant to the Notes. It is also expected that the Plan Note would provide an exception to this right of full subordination with regard to the Notes for interest payments under the Plan Note so long as no default or event of default has occurred or is continuing under the Indenture.

Indenture and Second Supplemental Indenture

      Holders are referred to the Form of Second Supplemental Indenture for the full and complete terms of the Proposed Amendments. The Form of Second Supplemental Indenture is attached hereto as Annex A and incorporated herein by reference. The Indenture (as in effect prior to the adoption of the First Supplemental Indenture) and the First Supplemental Indenture have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference. Copies of the Indenture (as in effect prior to the adoption of the First Supplemental Indenture) and First Supplemental Indenture are available from the Trustee upon request.

                            THE CONSENT SOLICITATION

General

      The consents will become irrevocable after the Trustee has received valid and properly executed and completed (and not validly revoked) Consent Forms of Holders representing a majority in aggregate principal amount of the outstanding Notes consenting to the Proposed Amendments on or prior to the Expiration Date. The Proposed Amendments will become effective (1) after the Trustee has received the Requisite Consents and (2) upon execution and delivery of the Second Supplemental Indenture by the Company and the Trustee. The Company intends to execute the Second Supplemental Indenture immediately upon receipt of the Requisite Consents, which may be on or before the Expiration Date.

      If the Proposed Amendments become effective, they will be binding on all Holders, whether or not such Holders have delivered a Consent Form or whether or not such Holders have delivered a Consent Form indicating that they do not consent to the Proposed Amendments. If the Consent Solicitation is terminated for any reason before the Expiration Date or the other conditions to the Consent Solicitation are not satisfied, any consents delivered (and not validly revoked) will be void.

      Failure to deliver a Consent Form will have the same effect as if a Holder had chosen not to give its consent to the Proposed Amendments.

      Consents may be revoked in accordance with the procedure set forth herein and in the Consent Form at any time, but shall be irrevocable upon the Trustee receiving the Required Consents. No consent will be valid or effective after 90 days following the Record Date (unless the Proposed Amendments have become effective within that 90-day period).

      The Company is under no obligation to execute and deliver the Second Supplemental Indenture or to solicit acceptances of asbestos plaintiffs or file a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code for the purpose of resolving its current and future asbestos claims liabilities, and it may determine not to do so in its sole discretion.

Record Date

      The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is the close of business on July 25, 2003. The Company reserves the right to establish from time to time by press release or written notice any new date as such Record Date, and thereupon any such new date will be the Record Date for purposes of the Consent Solicitation.

Requisite Consents and Effectiveness of Proposed Amendments

      In order for the Proposed Amendments to be approved, Holders of Notes must deliver to the Trustee (and not validly revoke) on or prior to the Expiration Date valid, completed and executed consents representing a majority in aggregate principal amount of the Notes outstanding. For purposes of the foregoing calculation, Notes held by the Company or any of their respective affiliates will not be counted as outstanding. As of the date of this Consent Solicitation Statement, none of the outstanding Notes were held by the Company or any of their respective affiliates.

      The failure of a Holder to deliver a consent (including any failure by a broker to deliver a consent to the Trustee for which it has received timely instructions) will have the same effect as if such Holder had not consented to the Proposed Amendments.

      The Company intends to execute the Second Supplemental Indenture immediately upon receipt by the Trustee of the Requisite Consents, which may be before the Expiration Date.

Expiration Date; Extensions; Amendment

      The term "Expiration Date" with respect to the Consent Solicitation means 3 p.m., New York City time, on Friday, August 1, 2003, unless the Company, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which the Consent Solicitation is so extended. An extension of the Expiration Date shall be effective if the Company gives oral or written notice thereof to the Trustee no later than 10:00 a.m. (and, if such notice is given orally, followed by written notice to the Trustee (given by facsimile or otherwise) no later than 2:00 p.m.) New York City time, on the first business day following any previously scheduled Expiration Date. The Company may extend the Consent Solicitation from time-to-time for a specified period or on a daily basis, as it may determine in its sole discretion.

      If the Consent Solicitation is amended or modified in any manner determined by the Company to be materially adverse to the Holders, the Company will promptly disclose such amendment in a written notice to Holders and extend the Consent Solicitation for a period deemed by the Company to be adequate to permit Holders to determine whether to deliver consents to the amended Consent Solicitation.

      Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, the Company reserves the right, in its sole discretion, subject to applicable law and the terms of the Indenture, at any time prior to the Expiration Date to (1) terminate the Consent Solicitation for any reason,
(2) extend the Expiration Date or (3) amend the terms of the Consent
Solicitation.

How To Consent

      All Consent Forms of Holders that are valid and properly executed and delivered to the Trustee prior to the Expiration Date and not timely and properly revoked will be given effect in accordance with the specifications therein.

      Holders who desire to consent to the Proposed Amendments should so indicate by marking the appropriate box in, and signing and dating, the accompanying Consent Form included herewith. If none of the boxes in the Consent Form is checked, but the Consent Form is otherwise completed and signed, the Holder will be deemed to have consented to the Proposed Amendments.

      Any beneficial owner of Notes who is not a Registered Holder of such Notes (for example, beneficial owners whose Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee institution) wishing to consent to the Proposed Amendments must either:

      (1) arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner;

      (2) obtain a legal proxy from the Holder or such Holder's assignee or nominee, properly execute that proxy and attach the proxy to a completed Consent Form, and deliver the Consent Form with the executed proxy to the Trustee at the address set forth on the last page of this Consent Solicitation Statement; or

      (3) obtain a prevalidated Consent Form from the Holder or such Holder's assignee or nominee, properly execute that Consent Form and deliver the Consent Form to the Trustee at the address set forth on the last page of this Consent Solicitation Statement.

      A Holder must complete, sign and date the Consent Form (or a copy thereof) for such Holder's Notes and deliver such Consent Form to the Trustee by mail, first-class postage prepaid, hand delivery, overnight courier or facsimile transmission (with an original to be delivered subsequently, as provided below) at the address or facsimile number of the Trustee set forth on the last page hereof. Delivery of Consent Forms should be made sufficiently in advance of the Expiration Date to assure that the Consent Forms are received prior to the


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

Expiration Date (and, in the case of the facsimile transmission, the original Consent Forms are received by the Trustee prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date).

      The Consent Forms of Registered Holders should be executed in the same manner as the name(s) appear(s) on the Notes. An authorized DTC Participant should execute the Consent Form exactly as its name appears on DTC's position listing. If Notes are held of record by two or more joint Holders, all of the joint Holders should sign the Consent Form. If a signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit, upon request by the Company, proper evidence satisfactory to the Company of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Registered Holder, then such person must have been authorized by proxy or in some other manner acceptable to the Company to validly vote the applicable Notes on behalf of the Registered Holder.

      For purposes of the Consent Solicitation, DTC, as nominee holder of Notes, will execute an omnibus proxy to authorize DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.

      If a Consent Form relates to a principal amount of the Notes which is less than the principal amount of Notes held of record as of the Record Date by the Holder providing such consent, the Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of the Notes to which the consent relates. If the Holder fails to so indicate, the consent will be deemed to relate to the full principal amount of the Notes held by such Holder.

      Under no circumstances should any person tender or deliver certificates evidencing Notes.

      The Company reserves the right to receive Consent Forms by any other reasonable means or in any form that reasonably evidences the giving of consent.

      Subject to any terms in the Indenture to the contrary, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. Subject to any terms in the Indenture to the contrary, the Company also reserves the right to waive any defects, irregularities or conditions of the Consent Solicitation. Subject to any terms in the Indenture to the contrary, the interpretation of the terms and conditions of the Consent Solicitation (including the Consent Form and the instructions thereto) by the Company shall be final and binding on all parties. Unless validly waived, all defects or irregularities in connection with deliveries must be cured within such time as the Company determines. Neither the Company, the Trustee, the Consent Agent nor any other person shall have any duty to give notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or validly waived.

Revocation of Consents

      All properly completed and executed Consent Forms of Holders that are received by the Trustee prior to the Expiration Date will be counted, notwithstanding any transfer of the Note(s) to which such Consent Forms relate, except for any Consent Forms for which the Trustee receives from the Holder who provided such Consent Form a valid written notice of revocation or a changed Consent Form bearing a date later than the date of the prior Consent Form at any time prior to the time that the Trustee receives the Requisite Consents.

      A consent to the Proposed Amendments by a Holder of a Note shall continue to bind the Holder (and every subsequent holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note), even if notation of the consent is not made on any Note. However, a Holder may revoke the consent to the Proposed Amendments if the Trustee receives a valid written notice of such revocation at any time prior to the Trustee receiving the Requisite Consents. Only a Holder may consent or revoke any consent previously granted by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to grant a consent to the Proposed Amendments or to revoke any consent previously granted by a Holder relating to the Notes held by the subsequent holder.

      Receipt of the Requisite Consents by the Trustee will not obligate the Company to execute the Second Supplemental Indenture. No notice will be given of the time that Holder consents become irrevocable.

      To be effective, a notice of revocation must (1) be in writing, (2) be in the form of a written revocation or a new Consent Form, (3) indicate the aggregate principal amount represented by the Notes to which it relates and (4)
(a) be signed in the same manner as the original Consent Form or (b) be accompanied by a proxy or other authorization (in form satisfactory to the Company). Revocation of consents must be sent to the Trustee at its address set forth on the last page of this Consent Solicitation Statement. Delivery of a revocation to any other address shall not constitute a valid delivery of such revocation. Revocations of Consent Forms will be effective only upon receipt by the Trustee. Subject to any terms in the Indenture to the contrary, a revocation that is not received by the Trustee in a timely fashion and accepted by the Company as a valid revocation will not be effective to revoke a consent previously given.

      The Company reserves the right to contest the validity of any revocation, and, subject to any terms in the Indenture to the contrary, all questions as to validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all revocations that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. Unless waived, all defects or irregularities in connection with revocations must be cured within such time as the Company determines. Neither the Company, the Trustee, the Consent Agent nor any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such notification. Deliveries of notices of revocation will not be deemed to have been made until such irregularities have been cured or waived.

Fees and Expenses

      The Company has retained The Altman Group, Inc. to act as consent agent (the "Consent Agent") in connection with the Consent Solicitation. The Company will bear the costs of the Consent Solicitation. The Company has agreed to pay the Consent Agent customary fees for its services in connection with the Consent Solicitation and to reimburse the Consent Agent for its out-of-pocket expenses.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      A summary description of certain material United States federal income tax consequences of the adoption of the Proposed Amendments is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the adoption of the Proposed Amendments as discussed herein. Only the principal United States federal income tax consequences of the adoption of the Proposed Amendments to the Company and to the Holders are described below. No opinion of counsel has been or will be sought or obtained with respect to any tax consequences of the adoption of the Proposed Amendments. No rulings or determinations of the Internal Revenue Service (the "IRS") or any other tax authorities have been or will be sought or obtained with respect to any tax consequences of the adoption of the Proposed Amendments, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the adoption of the Proposed Amendments to any Holder. No assurance can be given that the IRS or other authority would not assert, or that a court would not sustain, a different position from any discussed herein.

      This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to particular Holders in light of their individual investment circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations and foreign persons) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for United States federal income tax purposes or that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that the Holders have held and will hold their Notes as "capital assets" (generally, property held for investment) within the meaning of the United States Internal Revenue Code. Each Holder is urged to consult his, her or its tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments.

Consequences to the Company

      Generally, the modification of a debt instrument will be treated, for United States federal income tax purposes, as a deemed exchange of an old debt instrument for a new debt instrument if such modification is "significant" as determined under applicable United States federal income tax principles. Although there is no authority directly on point, the Company believes that the adoption of the Proposed Amendments should not result in a deemed exchange of the Notes for "new" Notes for United States federal income tax purposes, and that accordingly, the adoption of the Proposed Amendments should have no tax consequences to the Company. There can be no assurance, however, that the IRS will not successfully challenge this position. If the adoption of the Proposed Amendments were to cause a deemed exchange, for United States federal income tax purposes, of the Notes for "new" Notes, the Company would be treated as having satisfied its obligations under the Notes with the "new" Notes. In this event, the Company could realize income from the cancellation of indebtedness ("COI") that would be included in its gross income. The amount of such COI generally would equal the difference between the principal amount of the Notes and the fair market value of the deemed "new" Notes. For this purpose, the fair market value of the deemed "new" Notes generally would equal their fair market value (generally, their trading price), if the Notes or such deemed "new" Notes trade on an "established securities market." An "established securities market" includes a system of general circulation that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices of recent sales transactions. It is believed that the Notes trade on an established securities market as so defined and that the deemed "new" Notes, if any, also would so trade.

Consequences to Holders

      As discussed above, the Company believes that the adoption of the Proposed Amendments should not cause a deemed exchange of the Notes for "new" Notes for United States federal income tax purposes. Accordingly, there should be no United States federal income tax consequences to a Holder and such Holder should have the same adjusted tax basis and holding period in the Notes as it had immediately before the adoption of the Proposed Amendments.

      In the event that the adoption of the Proposed Amendments were to cause a deemed exchange for United States federal income tax purposes, then such exchange would qualify as a recapitalization for United States federal income tax purposes if the "new" Notes were properly characterized as "securities" for United States federal income tax purposes. Although the matter is not free from doubt, the Company believes that the "new" Notes should be treated as securities for United States federal income tax purposes. In this event, a Holder would not recognize gain or loss as a result of such deemed exchange and would have the same adjusted tax basis and holding period in the "new" Notes as it had in the Notes immediately before the adoption of the Proposed Amendments. In the case of a Holder who purchased Notes at a discount to their original issue price and has not elected to include market discount in income on a current basis, the "new" Notes would include any accrued market discount on the Notes deemed surrendered in the exchange. If the "new" Notes were not treated as "securities" for United States federal income tax purposes, a Holder would recognize capital gain or loss on the deemed exchange in an amount equal to the difference between such Holder's adjusted tax basis in the Notes and the fair market value, determined as described above, of the "new" Notes, provided that any such gain attributable to accrued but unrecognized market discount should be subject to tax as ordinary income.

      Regardless of whether the "new" Notes were properly characterized as "securities" for United States federal income tax purposes, if the adoption of the Proposed Amendments were to result in a deemed exchange of the Notes for "new" Notes and the "new" Notes had a fair market value that was less than their principal amount, then the "new" Notes generally would have original issue discount for United States federal income tax purposes. Such original issue discount generally would be includible in the income of a Holder (whether or not such Holder is an accrual basis taxpayer) on a constant yield-to-maturity basis over the remaining life of the "new" Notes.

                                 MISCELLANEOUS

      The Consent Solicitation is not being made to, and Consent Forms will not be accepted from or on behalf of, any Holder in any jurisdiction in which the making of the Consent Solicitation to such Holder or the acceptance thereof from such Holder would not be in compliance with the laws of such jurisdiction. However, the Company may in its discretion take such action as it may deem necessary so that the Consent Solicitation would be in compliance with the laws of any such jurisdiction and to then make the Consent Solicitation to Holders in such jurisdiction.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site that contains reports and other information regarding issuers that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents have been (or, as applicable, may be) filed with the Commission by the Company and are hereby incorporated by reference in this Consent Solicitation Statement:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

      2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

      3. The Company's Proxy Statement on Schedule 14A, filed with the Commission on April 15, 2003.

      4. The Company's Current Report on Form 8-K filed with the Commission on June 10, 2003.

      5. Such other reports filed with the Commission by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date hereof and through the earlier of (a) the Expiration Date and (b) the time the Proposed Amendments become effective (including Current Reports on Form 8-K furnished pursuant to Items 9 and 12 thereof by the Company with the Commission if the Company specifically states therein that the information furnished therewith is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

      Copies of all documents that are incorporated herein by reference (not including in the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owners, to whom this Consent Solicitation Statement is delivered, upon request. Copies of this Consent Solicitation Statement, as amended or supplemented from time to time and any other documents (or parts of documents) that constitute part of this Consent Solicitation Statement will also be provided without charge to each such person, upon request. Requests should be directed to the Trustee, at the address and telephone number set forth on the last page hereof.


                  [Remainder Of Page Intentionally Left Blank]

      Holders who wish to consent should deliver by mail, first-class postage prepaid, hand delivery, overnight courier or facsimile transmission, their properly completed, executed and dated Consent Forms to the Trustee in accordance with the instructions set forth herein and therein. All facsimile transmissions should be followed by delivery of originally executed Consents Forms. The method of delivery of all documents, including Consent Forms, is at the election and risk of the Holder. The address of the Trustee is as follows:

         By Mail (first-class postage prepaid) or By Hand or Overnight Delivery:

                               Wachovia Bank, N.A.
                           c/o Greenberg Traurig, LLP
                            2700 Two Commerce Square
                             Philadelphia, PA 19103
                           Attention: Rick L. Frimmer

                           By Facsimile Transmissions:

                                 (215) 717-5240
                           Attention: Rick L. Frimmer
                  (Originally executed consents should follow)
                              Confirm by Telephone:
                                 (215) 988-7813

      If you have any questions or need assistance in completing or delivering a Consent Form, please call the Consent Agent at:

                             The Altman Group, Inc.
                               60 East 42nd Street
                            New York, New York 10165
                             Attention: Herb Slatin
                            Telephone: (212) 681-9600

      The Company has not authorized any person to give any information or make any representation in connection with this Consent Solicitation other than as set forth herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information herein is correct after the date hereof.

Any questions or requests for assistance or additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Trustee at its telephone number and location set forth above. For assistance in completing the forms, you may also contact the Trustee at the telephone number and location set forth above.